UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 10, 2008

MIVA, Inc.

 (Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard

Fort Myers, Florida 33907

(239) 561-7229

 (Address, including zip code, and telephone number

 including area code of Registrant’s

 principal executive offices)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On April 10, 2008, MIVA, Inc. (the “Company”) entered into an approximate $2.4M software development statement of work with Perot Systems, Inc., the Company’s outsourcing partner, pursuant to which the Company will pay Perot to develop a new global advertiser and distribution partner application called the “Transformation Project”.   The Transformation Project involves the development and implementation of one enhanced consolidated global system to replace MIVA Media’s existing Internet advertising management and distribution partner management systems. As part of the Transformation Project, Perot will assist the Company in migrating MIVA Media’s advertisers and distribution partners to the newly developed system.

Forward-looking Statements

This Form 8-K contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “will,” “intend,” “believe” or “expect’“ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully develop and implement the Transformation Project, (2) our ability to develop and successfully market new products and services, and (3) the potential acceptance of new products in the market. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: April 17, 2008	By:	/s/ Peter Corrao
Peter Corrao
Chief Executive Officer